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                                                                    EXHIBIT 10.7

                                                                  Execution Copy

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                                OMNIBUS AGREEMENT

                                      among

                                HOLLY CORPORATION

                            NAVAJO PIPELINE CO., L.P.

                         HOLLY LOGISTIC SERVICES, L.L.C.

                          HEP LOGISTICS HOLDINGS, L.P.

                           HOLLY ENERGY PARTNERS, L.P.

                            HEP LOGISTICS GP, L.L.C.

                                       and

                           HEP OPERATING COMPANY, L.P.

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                                OMNIBUS AGREEMENT

         THIS OMNIBUS AGREEMENT ("Agreement") is entered into on, and effective as of, the Closing Date (as defined herein), and is by and among Holly Corporation, a Delaware corporation ("Holly"), Navajo Pipeline Co., L.P., a Delaware limited partnership ("Navajo Pipeline"), Holly Logistic Services, L.L.C., a Delaware limited liability company ("Holly GP"), HEP Logistics Holdings, L.P., a Delaware limited partnership (the "General Partner"), Holly Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), HEP Logistics GP, L.L.C., a Delaware limited liability company (the "OLP GP"), and HEP Operating Company, L.P., a Delaware limited partnership (the "Operating Partnership"). The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties."

                                R E C I T A L S:

         1. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article II, with respect to those business opportunities that the Holly Entities (as defined herein) and Holly GP will not engage in during the term of this Agreement unless the Partnership has declined to engage in any such business opportunity for its own account.

         2. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article III, with respect to certain indemnification obligations of the Parties to each other.

         3. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article IV, with respect to the amount to be paid by the Partnership for the general and administrative services to be performed by Holly and its Affiliates (as defined herein) for and on behalf of the Partnership Group (as defined herein).

         4. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article V, with respect to the Partnership Group's option to purchase the Intermediate Pipelines (as defined herein).

         5. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article VI, with respect to Holly's right of first refusal relating to the Assets (as defined herein).

         In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

                  1.1      DEFINITIONS.

                           As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Acquisition Proposal" is defined in Section 6.2(a).

                  "Administrative Fee" is defined in Section 4.1(a).

                  "Affiliate" is defined in the Partnership Agreement.

                  "Assets" means all assets conveyed, contributed, or otherwise transferred by the Holly Entities to the Partnership Group prior to or on the Closing Date and any assets acquired by the Partnership Group pursuant to the exercise of the purchase option granted under Article V, including any such assets held by a Person whose ownership interests are transferred by the Holly Entities to the Partnership Group prior to or on the Closing Date by means of operation of law or otherwise.

                  "Change of Control" means, with respect to any Person (the "Applicable Person"), any of the following events: (a) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person's assets to any other Person unless immediately following such sale, lease, exchange, or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities, or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Securities of the surviving Person or its parent immediately after such transaction; and
         (c) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) (in the case of Holly, other than a group consisting of some of all of the current control persons of Holly), being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation that would not constitute a Change of Control under clause (b) above.

                  "Closing Date" means the date of the closing of the Partnership's initial public offering of Common Units. For purposes of
         Article III, Closing Date shall mean, with respect to the Intermediate Pipelines, the closing date of the purchase of the Intermediate Pipelines by a Partnership Group Member pursuant to the option granted pursuant to Section 5.1.

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                  "Common Units" is defined in the Partnership Agreement.

                  "Conflicts Committee" is defined in the Partnership Agreement.

                  "Contribution Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among Holly, Navajo Pipeline, Holly GP, the General Partner, the Partnership, the OLP GP, the Operating Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

                  "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

                  "Covered Environmental Losses" is defined in Section 3.1.

                  "Disposition Notice" is defined in Section 6.2(a).

                  "Environmental Laws" means all federal, state, and local laws, statutes, rules, regulations, orders, and ordinances, now or hereafter in effect, relating to protection of the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws, each as amended from time to time.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "First ROFR Acceptance Deadline" is defined in Section 6.2(a).

                  "General Partner" is defined in the introduction to this Agreement.

                  "Hazardous Substance" means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, and (b) petroleum, crude oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other refined petroleum hydrocarbons.

                  "Holly Entities" means Holly and any Person controlled, directly or indirectly, by Holly other than the Partnership Entities; and "Holly Entity" means any of the Holly Entities.

                  "Indemnified Party" means the Partnership Group or Holly, as the case may be, in their capacity as the parties entitled to indemnification in accordance with Article III.

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                  "Indemnifying Party" means either the Partnership Group or
         Holly, as the case may be, in their capacity as the parties from whom indemnification may be required in accordance with Article III.

                  "Intermediate Pipelines" means the 8-inch pipeline running from Lovington, New Mexico to Artesia, New Mexico and the 10-inch pipeline running from Lovington, New Mexico to Artesia, New Mexico, each owned by Navajo Pipeline.

                  "Limited Partner" is defined in the Partnership Agreement.

                  "Offer" is defined in Section 2.3(a).

                  "Offer Price" is defined in Section 6.2(a).

                  "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.

                  "Partnership Entities" means Holly GP, the General Partner and each member of the Partnership Group.

                  "Partnership Entity" means any of the Partnership Entities.

                  "Partnership Group" means the Partnership, the OLP GP, the Operating Partnership and any Subsidiary of any such Person, treated as a single consolidated entity.

                  "Partnership Group Member" means any member of the Partnership Group.

                  "Party" and "Parties" are defined in the introduction to this Agreement.

                  "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

                  "Proposed Transferee" is defined in Section 6.2(a).

                  "Prudent Industry Practice" means such practices, methods, acts, techniques, and standards as are in effect at the time in question that are consistent with (a) the standards generally followed by the United States pipeline and terminalling industries or (b) such higher standards as may be applied or followed by the Holly Entities in the performance of similar tasks or projects, or by the Partnership Entities in the performance of similar tasks or projects.

                  "Restricted Businesses" is defined in Section 2.1.

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                  "Retained Assets" means the pipelines, terminals and other assets and investments owned by any of the Holly Entities that were not conveyed, contributed or otherwise transferred to the Partnership Group pursuant to the Contribution Agreement, including, without limitation, the Intermediate Pipelines.

                  "ROFR Acceptance Deadline" means the First ROFR Acceptance Deadline or the Second ROFR Acceptance Deadline, as applicable.

                  "Sale Assets" is defined in Section 6.2(a).

                  "Second ROFR Acceptance Deadline" is defined in Section
         6.2(a).

                  "Subject Assets" is defined in Section 2.2(d).

                  "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                  "Toxic Tort" means a claim or cause of action arising from personal injury or property damage incurred by the plaintiff that is alleged to have been caused by exposure to, or contamination by, Hazardous Substances that have been released into the environment by or as a result of the actions or omissions of the defendant.

                  "Transfer" including the correlative terms "Transferring" or "Transferred" means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of the Assets.

                  "Units" is defined in the Partnership Agreement.

                  "Voting Securities" means securities of any class of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.

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                                   ARTICLE II
                             BUSINESS OPPORTUNITIES

                  2.1 RESTRICTED BUSINESSES. For so long as a Holly Entity controls the Partnership, and except as permitted by Section 2.2, Holly GP and each of the Holly Entities shall be prohibited from engaging in or acquiring or investing in any business having assets engaged in the following businesses (the "Restricted Businesses"): the ownership and/or operation of crude oil pipelines or terminals, intermediate product pipelines or terminals, refined products pipelines or terminals, truck racks or crude oil gathering systems in the continental United States.

                  2.2 PERMITTED EXCEPTIONS. Notwithstanding any provision of Section 2.1 to the contrary, Holly GP and the Holly Entities may engage in the following activities under the following circumstances:

                           (a) the ownership and/or operation of any of the Retained Assets (including replacements of the Retained Assets);

                           (b) the ownership and/or operation of any crude oil pipeline or gathering system, acquired or constructed by a Holly Entity or Holly GP after the Closing Date that is physically inter-connected to a refinery of a Holly Entity or Holly GP;

                           (c) any Restricted Business conducted by a Holly Entity or Holly GP with the approval of the Conflicts Committee;

                           (d) the ownership and/or operation of any asset or group of related assets used in the activities described in Section
         2.1 that are acquired or constructed by a Holly Entity or Holly GP after the Closing Date (the "Subject Assets") if, in the case of an acquisition, the fair market value of the Subject Assets (as determined in good faith by the Board of Directors of Holly), or, in the case of construction, the estimated construction cost of the Subject Assets (as determined in good faith by the Board of Directors of Holly), is less than $5 million at the time of such acquisition or completion of construction, as the case may be;

                           (e) the ownership and/or operation of any Subject Assets acquired by a Holly Entity or Holly GP after the Closing Date with a fair market value (as determined in good faith by the Board of Directors of Holly) equal to or greater than $5 million at the time of the acquisition; provided, the Partnership has been offered the opportunity to purchase the Subject Assets in accordance with Section
         2.3 and the Partnership (with the concurrence of the Conflicts Committee) has elected not to purchase the Subject Assets; and

                           (f) the ownership and/or operation of any Subject Assets constructed by a Holly Entity or Holly GP after the Closing Date with a construction cost (as determined in good faith by the Board of Directors of Holly) equal to or greater than $5 million at the time of completion of construction that the Partnership has been offered the opportunity to purchase in accordance with Section 2.3 and the Partnership (with the concurrence of the Conflicts Committee) has elected not to purchase.

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                  2.3      PROCEDURES.

                           (a) In the event that Holly GP or a Holly Entity becomes aware of an opportunity to acquire Subject Assets with a fair market value (as determined in good faith by the Board of Directors of Holly) equal to or greater than $5 million, then subject to Section 2.3(b), then as soon as practicable, Holly GP or such Holly Entity shall notify the General Partner of such opportunity and deliver to the General Partner all information prepared by or on behalf of Holly GP or such Holly Entity relating to such potential transaction. As soon as practicable but in any event within 30 days after receipt of such notification and information, the General Partner, on behalf of the Partnership, shall notify Holly GP or the Holly Entity that either (i) the General Partner, on behalf of the Partnership, has elected, with the concurrence of the Conflicts Committee, not to cause a member of the Partnership Group to pursue the opportunity to purchase the Subject Assets, or (ii) the General Partner, on behalf of the Partnership, has elected (with the concurrence of the Conflicts Committee) to cause a member of the Partnership Group to pursue the opportunity to purchase the Subject Assets. If, at any time, the General Partner abandons such opportunity with the approval of the Conflicts Committee (as evidenced in writing by the General Partner following the request of Holly GP or the Holly Entity), Holly GP or the Holly Entity may pursue such opportunity. Any Subject Assets which are permitted to be acquired by Holly GP or a Holly Entity must be so acquired (i) within 12 months of the later to occur of (A) the date that Holly GP or the Holly Entity becomes able to pursue such acquisition in accordance with the provisions of this Section 2.3(a), and (B) the date upon which all required governmental approvals to consummate such acquisition have been obtained, and (ii) on terms not materially more favorable to Holly GP or the Holly Entity than were offered to the Partnership. If either of these conditions are not satisfied, the opportunity must be reoffered to the Partnership in accordance with this Section 2.3(a).

                           (b) Notwithstanding Section 2.3(a), in the event that (i) Holly GP or a Holly Entity becomes aware of an opportunity to make an acquisition that includes both Subject Assets and assets that are not Subject Assets and the Subject Assets have a fair market value (as determined in good faith by the Board of Directors of Holly) equal to or greater than $5 million but comprise less than half of the fair market value (as determined in good faith by the Board of Directors of Holly) of the total assets being considered for acquisition or (ii) Holly GP or a Holly Entity desires to construct Subject Assets with an estimated construction cost (as determined in good faith by the Board of Directors of Holly) equal to or greater than $5 million, then Holly GP or the Holly Entity may make such acquisition without first offering the opportunity to the Partnership or may construct such Subject Assets as long as it complies with the following procedures:

                                    (i)      Within 90 days after the
                  consummation of the acquisition or the completion of construction by Holly GP or a Holly Entity of the Subject Assets, as the case may be, Holly GP or the Holly Entity shall notify the General Partner in writing of such acquisition or construction and offer the Partnership Group the opportunity to purchase such Subject Assets in accordance with this
                  Section 2.3(b) (the "Offer"). The Offer shall set forth the terms relating to the purchase of the Subject Assets and, if Holly GP or any Holly Entity desires to

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                  utilize the Subject Assets, the Offer will also include the commercially reasonable terms on which the Partnership Group will provide services to Holly GP or the Holly Entity to enable Holly GP or the Holly Entity to utilize the Subject Assets. As soon as practicable, but in any event within 30 days after receipt of such written notification, the General Partner shall notify Holly GP or the Holly Entity in writing that either (x) the General Partner has elected, with the concurrence of the Conflicts Committee, not to cause a Partnership Group Member to purchase the Subject Assets, in which event Holly GP or the Holly Entity shall be forever free to continue to own or operate such Subject Assets, or (y) the General Partner has elected (with the concurrence of the Conflicts Committee) to cause a Partnership Group Member to purchase the Subject Assets, in which event the following procedures shall apply.

                                    (ii)     If Holly GP or the Holly Entity and
                  the General Partner (with the concurrence of the Conflicts Committee) within 60 days after receipt by the General Partner of the Offer are able to agree on the fair market value of the Subject Assets that are subject to the Offer and the other terms of the Offer including, without limitation, the terms, if any, on which the Partnership Group will provide services to Holly GP or the Holly Entity to enable it to utilize the Subject Assets, a Partnership Group Member shall purchase the Subject Assets for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached and, if applicable, enter into an agreement with Holly GP or the Holly Entity to provide services in a manner consistent with the Offer.

                                    (iii)    If Holly GP or the Holly Entity and
                  the General Partner are unable to agree within 60 days after receipt by the General Partner of the Offer on the fair market value of the Subject Assets that are subject to the Offer or the other terms of the Offer including, if applicable, the terms on which the Partnership Group will provide services to Holly GP or the Holly Entity to enable it to utilize the Subject Assets, Holly GP or the Holly Entity and the General Partner will engage a mutually agreed upon investment banking firm to determine the fair market value of the Subject Assets and/or the other terms on which the Partnership Group and Holly GP or the Holly Entity are unable to agree. Such investment banking firm will determine the fair market value of the Subject Assets and/or the other terms on which the Partnership Group and Holly GP or the Holly Entity are unable to agree within 30 days of its engagement and furnish Holly GP or the Holly Entity and the General Partner its determination. The fees of the investment banking firm will be split equally between Holly GP or the Holly Entity and the Partnership Group. Once the investment banking firm has submitted its determination of the fair market value of the Subject Assets and/or the other terms on which the Partnership Group and Holly GP or the Holly Entity are unable to agree, the General Partner will have the right, but not the obligation, subject to the approval of the Conflicts Committee, to cause a Partnership Group Member to purchase the Subject Assets pursuant to the Offer as modified by the determination of the investment banking firm. The Partnership Group will provide written notice of its decision to Holly GP or the Holly Entity within 30 days after the investment banking firm has submitted its determination.

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                  Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Subject Assets. If the General Partner elects to cause a Partnership Group Member to purchase the Subject Assets, then the Partnership Group Member shall purchase the Subject Assets pursuant to the Offer as modified by the determination of the investment banking firm as soon as commercially practicable after such determination and, if applicable, enter into an agreement with Holly GP or the Holly Entity to provide services in a manner consistent with the Offer, as modified by the determination of the investment banking firm, if applicable.

                  2.4      SCOPE OF PROHIBITION. Except as provided in this
Article II and the Partnership Agreement, Holly GP and each Holly Entity shall be free to engage in any business activity, including those that may be in direct competition with any Partnership Group Member.

                  2.5 ENFORCEMENT. Holly GP and the Holly Entities agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by Holly GP and the Holly Entities of the covenants and agreements set forth in this Article II, and that any breach by Holly GP or the Holly Entities of the covenants and agreements set forth in this Article II would result in irreparable injury to the Partnership Group. Holly GP and the Holly Entities further agree and acknowledge that any Partnership Group Member may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin Holly GP and the Holly Entities from such breach, and consent to the issuance of injunctive relief under this Agreement.

                                   ARTICLE III
                                 INDEMNIFICATION

                  3.1      ENVIRONMENTAL INDEMNIFICATION.

                           (a)      Subject to Section 3.2, Holly shall
         indemnify, defend and hold harmless the Partnership Group for a period of 10 years after the Closing Date from and against environmental and Toxic Tort losses (including, without limitation, economic losses, diminution in value suffered by third parties, and lost profits), damages, injuries (including, without limitation, personal injury and death), liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs, and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership Group or any third party by reason of or arising out of:

                                    (i)      any violation or correction of
                  violation of Environmental Laws associated with the ownership or operation of the Assets, or

                                    (ii)     any event or condition associated
                  with ownership or operation of the Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non-Asset locations) including, without limitation,
                  (A) the cost and expense of any

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                  investigation, assessment, evaluation, monitoring,
                  containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or Toxic Tort pre-trial, trial, or appellate legal or litigation support work;

         but only to the extent that such violation complained of under Section 3.1(a)(i) or such events or conditions included under Section 3.1(a)(ii) occurred before the Closing Date (collectively, "Covered Environmental Losses").

                           (b) The Partnership Group shall indemnify, defend and hold harmless Holly from and against environmental and Toxic Tort losses (including, without limitation, economic losses, diminution in value suffered by third parties, and lost profits), damages, injuries (including, without limitation, personal injury and death), liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs, and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by Holly or any third party by reason of or arising out of:

                                    (i)      any violation or correction of
                  violation of Environmental Laws associated with the ownership or operation of the Assets, or

                                    (ii)     any event or condition associated
                  with ownership or operation of the Assets (including, but not limited to, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non-Asset locations) including, without limitation,
                  (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or Toxic Tort pre-trial, trial, or appellate legal or litigation support work;

         and regardless of whether such violation complained of under Section 3.1(b)(i) or such events or conditions included under Section 3.1(b)(ii) occurred before or after the Closing Date, except to the extent that any of the foregoing are Covered Environmental Losses for which the Partnership Group is entitled to indemnification from Holly under this Article III.

                  3.2 LIMITATIONS REGARDING ENVIRONMENTAL INDEMNIFICATION. The aggregate liability of Holly in respect of all Covered Environmental Losses under Section 3.1(a) shall not exceed $15.0 million and Holly will not have any obligation under Section 3.1(a) until the Covered Environmental Losses of the Partnership Group exceed $200,000.

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                  3.3      RIGHT OF WAY INDEMNIFICATION. Holly shall indemnify,
defend and hold harmless the Partnership Group from and against any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs, and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership Group by reason of or arising out of (a) the failure of the applicable Partnership Group Member to be the owner of such valid and indefeasible easement rights or fee ownership interests in and to the lands on which any pipeline or related pump station, tank farm or equipment conveyed or contributed or otherwise Transferred (including by way of a Transfer of the ownership interest of a Person or by operation of law) to the applicable Partnership Group Member on the Closing Date is located as of the Closing Date;
(b) the failure of the applicable Partnership Group Member to have the consents, licenses and permits necessary to allow any such pipeline referred to in clause
(a) of this Section 3.3 to cross the roads, waterways, railroads and other areas upon which any such pipeline is located as of the Closing Date; and (c) the cost of curing any condition set forth in clause (a) or (b) above that does not allow any Asset to be operated in accordance with Prudent Industry Practice, to the extent that Holly is notified in writing of any of the foregoing within 10 years after the Closing Date.

                  3.4      ADDITIONAL INDEMNIFICATION.

                           (a) In addition to and not in limitation of the indemnification provided under Sections 3.1(a) and 3.3, Holly shall indemnify, defend, and hold harmless the Partnership Group from and against any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs, and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership Group by reason of or arising out of (i) events and conditions associated with the operation of the Assets and occurring before the Closing Date (other than Covered Environmental Losses which are provided for under Sections 3.1 and 3.2) to the extent that Holly is notified in writing of any of the foregoing within five years after the Closing Date, (ii) all currently pending legal actions against the Holly Entities, (iii) the completion of currently ongoing or scheduled remediation projects at the Partnership's El Paso, Albuquerque and Mountain Home terminals, (iv) events and conditions associated with the Retained Assets and whether occurring before or after the Closing Date, and (iv) all federal, state and local income tax liabilities attributable to the operation of the Assets prior to the Closing Date, including any such income tax liabilities of the Holly Entities that may result from the consummation of the formation transactions for the Partnership Group and the General Partner.

                           (b) In addition to and not in limitation of the indemnification provided under Section 3.1(b) or the Partnership Agreement, the Partnership Group shall indemnify, defend, and hold harmless Holly from and against any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs, and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by Holly by reason of or arising out of events and conditions associated with the operation of the Assets and occurring on or after the

         Closing Date (other than Covered Environmental Losses which are provided for under Section 3.1), unless such indemnification would not be permitted under the Partnership Agreement by reason of one of the provisos contained in Section 7.7(a) of the Partnership Agreement.

                  3.5      INDEMNIFICATION PROCEDURES.

                           (a) The Indemnified Party agrees that promptly after it becomes aware of facts giving rise to a claim for indemnification under this Article III, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

                           (b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article III, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party (with the concurrence of the Conflicts Committee in the case of the Partnership Group) unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

                           (c) The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to all aspects of the defense of any claims covered by the indemnification under this Article III, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the Indemnified Party pursuant to this Section 3.5. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

                           (d) In determining the amount of any loss, cost, damage or expense for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premiums that become due and payable by the Indemnified Party as a result of such claim and
         (ii) all amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

                           (e) The date on which notification of a claim for indemnification is received by the Indemnifying Party shall determine whether such claim is timely made.

                                   ARTICLE IV
                       GENERAL AND ADMINISTRATIVE EXPENSES

                  4.1      GENERAL.

                           (a) The Partnership will pay Holly and its Affiliates an administrative fee (the "Administrative Fee") of $2.0 million per year, payable in equal quarterly installments, for the provision by Holly and its Affiliates for the Partnership Group's benefit of all the general and administrative services that Holly and its Affiliates have traditionally provided in connection with the Assets including, without limitation, the general and administrative services listed on Schedule I to this Agreement. Holly may increase the Administrative Fee on the second and third anniversary date of this Agreement by an amount up to the greater of (i) 5.0% or (ii) the then current Administrative Fee times the percentage increase from the immediately preceding year in the Consumer Price Index -- All Urban Consumers, U.S. City Average, Not Seasonally Adjusted. The General Partner, with the approval and consent of the Conflicts Committee, may agree on behalf of the Partnership to further increases in the Administrative Fee in connection with expansions of the operations of the Partnership Group through the acquisition or construction of new assets or businesses. After this three-year period, the General Partner will determine the amount of general and administrative expenses that will be properly allocated to the Partnership in accordance with the terms of the Partnership Agreement.

                           (b) At the end of each year, the Partnership will have the right to submit to Holly a proposal to reduce the amount of the Administrative Fee for that year if the Partnership believes, in good faith, that the general and administrative services performed by Holly and its Affiliates for the benefit of the Partnership Group for the year in question do not justify payment of the full Administrative Fee for that year. If the Partnership submits such a proposal to Holly, Holly agrees that it will negotiate in good faith with the Partnership to determine if the Administrative Fee for that year should be reduced and, if so, by how much.

                           (c) The Administrative Fee shall not include and the Partnership Group shall reimburse Holly and its Affiliates for:

                                    (i)      salaries of employees of Holly GP,
                  to the extent, but only to the extent, such employees perform services for the Partnership Group;

                                    (ii)     the cost of employee benefits
                  relating to employees of Holly GP, such as 401(k), pension, and health insurance benefits, to the extent, but only to the extent, such employees perform services for the Partnership Group; and

                                    (iii)    all sales, use, excise, value added
                  or similar taxes, if any, that may be applicable from time to time in respect of the services provided by the Holly and its Affiliates to the Partnership pursuant to Section 4.1(a).

                                    ARTICLE V
                                PURCHASE OPTIONS

                  5.1 OPTION TO PURCHASE CERTAIN ASSETS RETAINED BY THE HOLLY ENTITIES.

                           (a) Navajo Pipeline hereby grants to the Partnership Group the unconditional right and option for a period of 3 years from the Closing Date to purchase for fair market value at the time of purchase (in accordance with Section 5.2) all of Navajo Pipeline's right title and interest in, to and under the Intermediate Pipelines.

                           (b) Holly will take all action required to cause Navajo Pipeline to comply with the terms of this Article V.

                           (c) The Parties acknowledge that any potential transfer of the Intermediate Pipelines pursuant to this Article V is subject to obtaining any and all required written consents of governmental authorities.

                           (d)      Holly hereby represents and warrants that
         (i) there are no rights of first refusal to purchase the Intermediate Pipelines; and (ii) subject to Section 5.2(c), Holly will not Transfer the Intermediate Pipelines, other than to a Partnership Group Member, during a period of 3 years from the Closing Date.

                  5.2      PROCEDURES.

                           (a) If a Partnership Group Member decides to exercise the option to purchase the Intermediate Pipelines, it will provide written notice to Navajo Pipeline of such exercise, the fair market value it proposes to pay for the Intermediate Pipelines, and the other terms of the purchase including, if requested by a Holly Entity, the terms on which the Partnership Group Member will provide services to the Holly Entity to enable the Holly Entity to utilize the Intermediate Pipelines. The decision to purchase the Intermediate Pipelines, the fair market value to be paid for the Intermediate Pipelines, and the other terms of the purchase including, if applicable, the terms on which the Partnership Group Member will provide services to the Holly Entity to enable the Holly Entity to utilize the Intermediate Pipelines shall be approved by the Conflicts Committee. If the Partnership Group Member and Navajo Pipeline are unable to agree on the fair market value of the Intermediate Pipelines or the other terms of the purchase including, if applicable, the terms on which the Partnership Group Member will provide services to the Holly Entity to enable the Holly Entity to utilize the Intermediate Pipelines, the Partnership Group Member and Navajo Pipeline will engage a mutually-agreed-upon investment banking firm to determine the fair market value of the Intermediate Pipelines and/or the other terms on which the Partnership Group Member and the Holly Entity are unable to agree. The fees of the investment banking firm will be split equally between Navajo Pipeline and the Partnership Group. Once the investment banking firm submits its determination of the fair market value of the Intermediate Pipelines and/or the other terms on which Navajo Pipeline and the Partnership Group Member are unable to agree, the Partnership Group Member will have the right, but not the obligation, to purchase the Intermediate Pipelines on the terms as modified by the determination of the investment banking firm. The Partnership Group Member will provide written notice of its decision to Navajo Pipeline within 30 days after the investment banking firm has submitted its determination. Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Intermediate Pipelines.

                           (b) If a Partnership Group Member chooses to exercise its option to purchase the Intermediate Pipelines under
         Section 5.2(a), this Agreement shall become a contract of sale and purchase for the Intermediate Pipelines pursuant to which Navajo Pipeline shall be obligated to sell the Intermediate Pipelines to the Partnership Group Member and the Partnership Group Member shall be obligated to purchase the Intermediate Pipelines from the Navajo Pipeline and, if applicable, the Partnership Group Member will enter into an agreement with the Holly Entity setting forth the terms on which the Partnership Group Member will provide services to the Holly Entity to enable the Holly Entity to utilize the Intermediate Pipelines. The terms of the purchase and sale agreement, unless otherwise agreed to by the Partnership Group Member (with the consent of the Conflicts Committee) and Navajo Pipeline, will include the following:

                                    (i)      the Partnership Group Member will
                  deliver a cash purchase price (unless the Partnership Group Member and Navajo Pipeline agree that the consideration will be paid by means of Units or an interest-bearing promissory note);

                                    (ii)     the Partnership Group will be
                  entitled to the benefit of the indemnification contained in
                  Article III of this Agreement with respect to events or conditions associated with the operation of the Intermediate Pipelines and occurring before the date of acquisition of the Intermediate Pipelines by the Partnership Group Member;

                                    (iii)    Navajo Pipeline will represent that
                  it has good and indefeasible title to the Intermediate Pipelines, subject to all recorded and unrecorded matters and all physical conditions and other matters in existence on the closing date for the purchase of the Intermediate Pipelines, plus any other such matters as the Partnership Group Member may approve, which approval will not be unreasonably withheld. If the Partnership Group Member desires to obtain any title insurance with respect to the Intermediate Pipelines, the full cost and expense of obtaining the same (including but not limited to the cost of title examination, document duplication and policy premium) shall be borne by the Partnership Group Member;

                                    (iv)     Navajo Pipeline will grant to the
                  Partnership Group Member the right, exercisable at the Partnership Group Member's risk and expense, to make such surveys, tests and inspections of the Intermediate Pipelines as the Partnership Group Member may deem desirable, so long as such surveys, tests or inspections do not damage the Intermediate Pipelines or interfere with the activities of Navajo Pipeline thereon and so long as the Partnership Group Member has furnished Navajo Pipeline with evidence that adequate liability insurance is in full force and effect;

                                    (v)      the Partnership Group Member will
                  have the right to terminate its obligation to purchase the Intermediate Pipelines under this Article V if the results of any searches, surveys, tests or inspections conducted pursuant to Section 5.2(b)(iii) or (iv) above are, in the reasonable opinion of the Partnership Group, unsatisfactory;

                                    (vi)     the closing date for the purchase
                  of the Intermediate Pipelines shall occur no later than 90 days following receipt by Holly of written notice by the Partnership Group Member of its intention to exercise its option to purchase the Intermediate Pipelines pursuant to
                  Section 5.2(a);

                                    (vii)    Navajo Pipeline shall execute, have
                  acknowledged and deliver to the Partnership Group Member a special warranty deed, assignment of easement, or comparable document, as appropriate, in the applicable jurisdiction, on the closing date for the purchase of the Intermediate Pipelines constituting a real property interest conveying the Intermediate Pipelines unto the Partnership Group Member free and clear of all encumbrances created by Navajo Pipeline other than those set forth in Section 5.2(b)(iii) above;

                                    (viii)   the sale of the Intermediate
                  Pipelines shall be made on an "as is," "where is" and "with all faults" basis, and the instruments conveying the Intermediate Pipelines shall contain appropriate disclaimers;

                                    (ix)     neither Navajo Pipeline nor the
                  applicable Partnership Group Member shall have any obligation to sell or buy the Intermediate Pipelines if any of the material consents referred to in Section 5.1(c) have not been obtained; and

                                    (x)      Navajo Pipeline and the Partnership
                  Group shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the third Business Day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that such delay shall not exceed 60 days and, if governmental approvals and waiting periods shall not have been obtained or expired, as the case may be, by such 60th day, then the Partnership Group shall be deemed to have waived its option to purchase the Intermediate Pipelines and thereafter neither Navajo Pipeline nor the Partnership shall have any further obligation under this
                  Article V with respect to the Intermediate Pipelines.

                           (c) If a Partnership Group Member chooses or is deemed to have chosen not to exercise its option to purchase the Intermediate Pipelines at the price determined by the investment banking firm under Section 5.2(a), all future rights to purchase the Intermediate Pipelines by the Partnership Group will be extinguished.

                                   ARTICLE VI
                             RIGHT OF FIRST REFUSAL

                  6.1      HOLLY RIGHT OF FIRST REFUSAL.

                           (a) The Partnership Group hereby grants to Holly a right of first refusal on any proposed Transfer (other than a grant of a security interest to a bona fide third-party lender or a Transfer to another Partnership Group Member) of the Assets that serve the Holly Entities' refineries.

                           (b) The Parties acknowledge that all potential Transfers of Sale Assets pursuant to this Article VI are subject to obtaining any and all required written consents of governmental authorities and other third parties and to the terms of all existing agreements in respect of the Sale Assets.

                  6.2      PROCEDURES.

                           (a) If a Partnership Group Member proposes to Transfer any of the Assets that serve the Holly Entities' refineries to any Person pursuant to a bona fide third-party offer (an "Acquisition Proposal"), then the Partnership shall promptly give written notice (a "Disposition Notice") thereof to Holly. The Disposition Notice shall set forth the following information in respect of the proposed
         Transfer: the name and address of the prospective acquiror (the "Proposed Transferee"), the Assets subject to the Acquisition Proposal (the "Sale Assets"), the purchase price offered by such Proposed Transferee (the "Offer Price"), reasonable detail concerning any non-cash portion of the proposed consideration, if any, to allow Holly to reasonably determine the fair market value of such non-cash consideration, the Partnership Group's estimate of the fair market value of any non-cash consideration and all other material terms and conditions of the Acquisition Proposal that are then known to the Partnership Group. To the extent the Proposed Transferee's offer consists of consideration other than cash (or in addition to cash) the Offer Price shall be deemed equal to the amount of any such cash plus the fair market value of such non-cash consideration. In the event Holly and the Partnership Group agree as to the fair market value of any non-cash consideration, Holly will provide written notice of its decision regarding the exercise of its right of first refusal to purchase the Sale Assets within 30 days of its receipt of the Disposition Notice (the "First ROFR Acceptance Deadline"). Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Sale Assets. In the event (i) Holly's determination of the fair market value of any non-cash consideration described in the Disposition Notice (to be determined by Holly within 30 days of receipt of such Disposition Notice) is less than the fair market value of such consideration as determined by the Partnership Group in the Disposition Notice and (ii) Holly and the Partnership Group are unable to mutually agree upon the fair market value of such non-cash consideration within 30 days after Holly notifies the Partnership Group of its determination thereof, the Partnership Group and Holly shall engage a mutually-agreed-upon investment banking firm to determine the fair market value of the non-cash consideration. Such investment banking firm shall be instructed to return its decision within 30 days after all material information is submitted thereto, which decision shall be final. The fees of the investment banking firm will be split equally between Holly and the Partnership Group. Holly will provide written notice of its decision regarding the exercise of its right of first refusal to purchase the Sale Assets to the Partnership Group within 30 days after the investment banking firm has submitted its determination (the "Second ROFR Acceptance Deadline"). Failure to provide such notice within such 30-day period shall be deemed to constitute a decision by Holly not to purchase the Sale Assets. If Holly fails to exercise a right during any applicable period set forth in this Section 6.2(a), Holly shall be deemed to have waived its rights with respect to such proposed disposition of the Sale Assets, but not with respect to any future offer of Assets.

                           (b) If Holly chooses to exercise its right of first refusal to purchase the Sale Assets under Section 6.2(a), Holly and the Partnership Group shall enter into a purchase and sale agreement for the Sale Assets which shall include the following terms:

                                    (i)      Holly will agree to deliver cash
                  for the Offer Price (unless Holly and the Partnership Group agree that consideration will be paid by means of an interest-bearing promissory note or equity securities of Holly);

                                    (ii)     the Partnership Group will
                  represent that it has good and indefeasible title to the Sale Assets, subject to all recorded and unrecorded matters and all physical conditions and other matters in existence on the closing date for the purchase of the Sale Assets, plus any other such matters as Holly may approve, which approval will not be unreasonably withheld. If Holly desires to obtain any title insurance with respect to the Sale Assets, the full cost and expense of obtaining the same (including but not limited to the cost of title examination, document duplication and policy premium) shall be borne by Holly;

                                    (iii)    the Partnership Group will grant to
                  Holly the right, exercisable at Holly's risk and expense, to make such surveys, tests and inspections of the Sale Assets as Holly may deem desirable, so long as such surveys, tests or inspections do not damage the Sale Assets or interfere with the activities of the Partnership Group thereon and so long as Holly has furnished the Partnership Group with evidence that adequate liability insurance is in full force and effect;

                                    (iv)     Holly will have the right to
                  terminate its obligation to purchase the Sale Assets under this Article VI if the results of any searches, surveys, tests or inspections conducted pursuant to Section 6.2(b)(ii) or
                  (iii) above are, in the reasonable opinion of Holly, unsatisfactory;

                                    (v)      the closing date for the purchase
                  of the Sale Assets shall occur no later than 90 days following receipt by the Partnership Group of written notice by Holly of its intention to exercise its option to purchase the Sale Assets pursuant to Section 6.2(a);

                                    (vi)     the Partnership Group shall
                  execute, have acknowledged and deliver to Holly a special warranty deed, assignment of easement, or comparable document, as appropriate, in the applicable jurisdiction, on the closing date for the purchase of the Sale Assets constituting real property interests conveying the Sale Assets unto Holly free and clear of all encumbrances created by the Partnership Group other than those set forth in Section 6.2(b)(ii) above;

                                    (vii)    the sale of any Sale Assets shall
                  be made on an "as is," "where is" and "with all faults" basis, and the instruments conveying such Sale Assets shall contain appropriate disclaimers; and

                                    (viii)   neither the Partnership Group nor
                  Holly shall have any obligation to sell or buy the Sale Assets if any of the material consents referred to in Section 6.1(b) have not been obtained.

                           (c) Holly and the Partnership Group shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the third Business Day following the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that such delay shall not exceed 60 days and, if governmental approvals and waiting periods shall not have been obtained or expired, as the case may be, by such 60th day, then Holly shall be deemed to have waived its right of first refusal with respect to the Sale Assets described in the Disposition Notice and thereafter neither Holly nor the Partnership shall have any further obligation under this Article VI with respect to such Sale Assets unless such Sale Assets again become subject to this Article VI pursuant to Section 6.2(d).

                           (d) If the Transfer to the Proposed Transferee is not consummated in accordance with the terms of the Acquisition Proposal within the later of (A) 180 days after the later of the applicable ROFR Acceptance Deadline, and (B) 10 days after the satisfaction of all governmental approval or filing requirements, if any, the Acquisition Proposal shall be deemed to lapse, and the Partnership or member of the Partnership Group may not Transfer any of the Sale Assets described in the Disposition Notice without complying again with the provisions of this Article VI if and to the extent then applicable.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  7.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Dallas, Texas.

                  7.2 NOTICE. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party's signature to this Agreement or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 7.2.

                  if to the Holly Entities:

                     Holly Corporation
                     100 Crescent Court
                     Suite 1600
                     Dallas, Texas 75201
                     Attention: President
                     Fax: 214-615-9372

                     with a copy to:

                          John Glancy
                          General Counsel
                          Holly Corporation
                          100 Crescent Court
                          Suite 1600
                          Dallas, Texas 75201
                          Fax: 214-615-9374

                  if to the Partnership Entities

                     Holly Energy Partners, L.P.
                     c/o Holly Logistic Services, L.L.C.
                     100 Crescent Court
                     Suite 1600
                     Dallas, Texas 75201
                     Attention: Vice President and Chief Financial Officer
                     Fax: (214) 615-9380

                  7.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

                  7.4 TERMINATION OF ARTICLE II. The provisions of Article II of this Agreement may be terminated by Holly upon a Change of Control of Holly.

                  7.5 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

                  7.6 ASSIGNMENT. No Party shall have the right to assign any of its rights or obligations under this Agreement without the consent of the other Parties hereto.

                  7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

                  7.8 SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

                  7.9 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

                  7.10 RIGHTS OF LIMITED PARTNERS. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

                                  HOLLY CORPORATION

                                  By: /s/ Stephen J. McDonnell
                                      -----------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                                  NAVAJO PIPELINE CO., L.P.

                                  BY NAVAJO PIPELINE GP, L.L.C.,
                                  ITS GENERAL PARTNER

                                  By: /s/ Stephen J. McDonnell
                                      -----------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                                  HOLLY LOGISTIC SERVICES, L.L.C.

                                  By: /s/ Stephen J. McDonnell
                                      -----------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                                  HEP LOGISTIC HOLDINGS, L.P.

                                  BY HOLLY LOGISTIC SERVICES, L.L.C.,
                                  ITS GENERAL PARTNER

                                  By: /s/ Stephen J. McDonnell
                                      -----------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                       Signature Page to Omnibus Agreement

                                  HOLLY ENERGY PARTNERS, L.P.

                                  BY HEP LOGISTICS HOLDINGS, L.P.
                                  ITS GENERAL PARTNER

                                  BY HOLLY LOGISTIC SERVICES, L.L.C.
                                  ITS GENERAL PARTNER

                                  By: /s/ Stephen J. McDonnell
                                      -----------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                                  HEP LOGISTICS GP, L.L.C.

                                  By: /s/ Stephen J. McDonnell
                                      -----------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                                  HEP OPERATING COMPANY, L.P.

                                  BY HEP LOGISTICS GP, L.L.C.
                                  ITS GENERAL PARTNER

                                  By: /s/ Stephen J. McDonnell
                                      -----------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

                       Signature Page to Omnibus Agreement

                                   SCHEDULE I

GENERAL AND ADMINISTRATIVE SERVICES

         (1)      executive services

         (2)      finance, including treasury, and administration services

         (3)      information technology services

         (4)      legal services

         (5)      health, safety and environmental services

         (6)      human resources services

                                 SCHEDULE I - 1